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                                                                    Exhibit 23.8

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-4 of our reports dated March 13, 1998, February 25, 1998 and August 21, 1998 for Midwest Records Management, Sloan Vaults, Inc. and Affiliate, and InterMation, Inc., respectively, included in Iron Mountain Incorporated's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 18, 1998, and to all references to our Firm included in this registration statement.

                                                         /s/ Arthur Andersen LLP

Omaha, Nebraska
San Diego, California
Seattle, Washington
November 18, 1999